UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2022

DP Cap Acquisition Corp I
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41041	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Marina Park Drive 10th Floor Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

(617) 874-5152
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	DPCSU	The Nasdaq Stock Market LLC
Class A ordinary shares, $0.0001 par value,	DPCS	The Nasdaq Stock Market LLC
Redeemable public warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	DPCSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Martin Zinny as Chief Executive Officer, Chief Financial Officer and Director
On September 2, 2022, Martin Zinny and DP Cap Acquisition Corp I (the “Company”) agreed that Mr. Zinny will no longer serve as the Company’s Chief Executive Officer and Chief Financial Officer, effective September 2, 2022.
Appointment of Scott Savitz as Chief Executive Officer
On September 2, 2022, the Company’s board of directors appointed Scott Savitz as the Company’s Chief Executive Officer, effective September 2, 2022.
Mr. Savitz has been the Chairman of the Company’s board of directors since its inception. Mr. Savitz is the Founder of Data Point Capital and a Managing Partner. Scott is also the founder and former CEO of Shoebuy.com. Mr. Savitz founded Shoebuy in 1999, and served as its CEO through its sale to InterActive Corporation. Further, Mr. Savitz serves on the boards of CoachUp, Jebbit, Print Syndicate, Returnalyze, UpShift, Yieldify and Vee24. Mr. Savitz has also previously served as an Advisor for Olejo Stores (acquired by Mattress Firm), On The Spot Systems, Inc. (acquired by Press Ganey), Bluestem Brands (acquired by Capmark Financial Group), and Paintzen (acquired by PPG Industries). Scott also led Data Point Capital investments in CABA Designs, CLYPD (sold to AT&T), connectRN, DraftKings, Rent The Runway and Resident.
There are no family relationships between Mr. Savitz and any director or executive officer of the Company. In addition, Mr. Savitz has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Company did not enter into an employment agreement with Mr. Savitz in connection with his appointment as Chief Executive Officer.
Appointment of Dan Lynch as Chief Financial Officer
On September 2, 2022, the Company’s board of directors appointed Dan Lynch as the Company’s Chief Financial Officer, as well as the principal financial officer and principal accounting officer, in each case effective September 2, 2022.
Dan Lynch is the Vice President of Finance at Data Point Capital. Prior to joining Data Point Capital in 2022, Mr. Lynch was Vice President of Finance at Berkshire Partners in Boston from 2016 to 2022. He began his career in the audit practice of PwC’s Boston office serving a variety of public and private asset management clients. Mr. Lynch obtained an MS in Accounting from Boston College, and his BA in Accounting from Saint Anselm College.

There are no family relationships between Mr. Lynch and any director or executive officer of the Company. In addition, Mr. Lynch has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Company did not enter into an employment agreement with Mr. Lynch in connection with his appointment as Chief Financial Officer.
Realignment of Board Classification
On September 2, 2022, in accordance with the Company’s amended and restated memorandum and articles of association, the Board decreased the size of the Board to four members and, in order to achieve an equal balance of membership among the classes of directors, determined to move Scott Savitz from Class II with a term expiring at the 2023 Annual Meeting of Stockholders to Class III with a term expiring at the 2024 Annual Meeting of Stockholders, in each case effective September 2, 2022. Accordingly, on the same date, Mr. Savitz, who was a Class II director, resigned as a director and was immediately elected by the Board as a Class III director. The resignation and re-election of Mr. Savitz was effected solely to rebalance the Board's classes and, for all other purposes, including compensation, Mr. Savitz’s service on the Board is deemed to have continued uninterrupted. The Board now consists of one Class I directors, one Class II directors and two Class III directors. The current Class I Director is now Diane Hessan; the current Class II Director is Lars Albright; and the current Class III Directors are Leonard Schlesinger and Scott Savitz.
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Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this Current Report on Form 8-K are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding our business strategy and plans and director and executive officer transitions. Actual results may differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to, international, national and local economic conditions, merger, acquisition and business combination risks, financing risks, geo-political risks, acts of terror or war, and those risk factors described under the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2022 and June 30, 2022, as updated by the Company’s other filings with the Securities and Exchange Commission. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2022

DP CAP ACQUISITION CORP I

	By:	/s/ Scott Savitz
	Name:	Scott Savitz
	Title:	Chief Executive Officer